UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CommonWealth REIT
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On February 10, 2014, CommonWealth REIT issued the following press release:

* * * * *

FOR IMMEDIATE RELEASE

CommonWealth REIT Sets Conditional Record Date

Newton, MA (February 10, 2014): CommonWealth REIT (NYSE: CWH) today announced that, in an effort to bring the prolonged disruption and cost to shareholders caused by Related Fund Management LLC and Corvex Management LP (“Related/Corvex”) to an end, CWH has set February 18, 2014 as the record date for shareholders entitled to participate in the written consent proposed by Related/Corvex to remove the entire CWH Board of Trustees, including two recently added Independent Trustees, without cause.  This record date is conditioned upon Related/Corvex making a record date demand on or before February 16, 2014, as required by the Arbitration Panel in its November 18, 2013 order.

Adam Portnoy, Managing Trustee and President of CWH made the following statement regarding today’s announcement:

“Despite their professed desire to proceed expeditiously, it appears that Related/Corvex will delay until the last possible moment to ask for a record date in their attempt to take control of CWH for their own benefit and without paying shareholders.  Unlike Related/Corvex, the Board believes that it is in the best interests of shareholders to move ahead in order to limit the damage to CWH and its shareholders which may be caused by the disruptive activities of Related/Corvex.  We look forward to our continued engagement with shareholders over the coming weeks.  We will also continue to vigorously oppose Related/Corvex’s disruptive and self-serving actions, and we are confident shareholders will support the Board’s continued efforts to create value for all shareholders.”

CommonWealth REIT is a real estate investment trust that primarily owns office properties located in central business district or urban locations throughout the United States.  CWH is headquartered in Newton, MA.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE INCLUDES FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON CWH’S PRESENT BELIEFS AND EXPECTATIONS, BUT THEY ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME REASONS BEYOND CWH’S CONTROL.

FOR EXAMPLE, THE RECORD DATE SET BY CWH’S BOARD IS CONDITIONED ON RELATED/CORVEX MAKING A DEMAND BY FEBRUARY 16, 2014 AS REQUIRED BY THE ARBITRATION PANEL’S ORDER.  RELATED/CORVEX MAY REALIZE THAT THEIR PROPOSAL IS NOT IN THE BEST INTEREST OF SHAREHOLDERS OR FAIL TO MAKE A DEMAND FOR ANOTHER REASON. FOR THESE REASONS, AMONG OTHERS, INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE OR THEIR IMPLICATIONS.

ADDITIONAL INFORMATION REGARDING THE CONSENT SOLICITATION

CWH, its Trustees and certain of its executive officers, and Reit Management & Research LLC and certain of its directors, officers and employees may be deemed to be participants in the solicitation of consent revocations from shareholders in connection with the solicitation being conducted by Related/Corvex. On January 29, 2014, CWH filed a definitive consent revocation statement with the SEC in response to the Related/Corvex solicitation and has mailed the definitive consent revocation statement and form of WHITE consent revocation card to each shareholder. SHAREHOLDERS ARE URGED TO READ THE CONSENT REVOCATION STATEMENT FILED WITH THE SEC, AND ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY OTHER RELEVANT DOCUMENTS THAT CWH MAY FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of the potential participants and their direct or indirect interests, by share holdings or otherwise, is set forth in the definitive consent revocation statement filed by CWH with the SEC in connection with the solicitation of revocations of consents.

Shareholders may obtain free of charge copies of the definitive consent revocation statement and any other documents filed by CWH with the SEC in connection with the Related/Corvex solicitation at the SEC’s website (http://sec.gov), at CWH’s website (http://cwhreit.com) or by requesting these materials from Timothy Bonang, by phone at (617) 796-8222, or by mail at Two Newton Place, 255 Washington Street, Newton, MA 02458 or by requesting materials from the firm assisting CWH in the solicitation of consent revocations, Morrow & Co., LLC, toll free at (800) 276-3011 (banks and brokers call collect at (203) 658-9400).

Contacts

Media Contacts:

Joele Frank Wilkinson Brimmer Katcher

Andrew Siegel/Jonathan Keehner

212-355-4449

or

Investor Contacts:

CommonWealth REIT

Timothy Bonang, Vice President, Investor Relations

Jason Fredette, Director, Investor Relations

617-796-8222

www.cwhreit.com

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